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                                                                    EXHIBIT 12.1

                    Statement Regarding Computation of Ratios

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
                                               Nine-Months Ended                             Fiscal Years Ended
                                      ------------------------------------ -------------------------------------------------------
                                         October 31,        October 31,
                                             2002              2001           2002        2001       2000        1999     1998
                                      ------------------------------------ -------------------------------------------------------
Income before income taxes                       8,709              7,222     10,751      10,116      9,083      7,323    5,719
Capitalized interest                               (98)               (70)      (130)        (93)       (57)       (41)     (33)
Minority interest                                 (129)              (104)      (183)       (129)      (170)      (153)     (78)
Adjusted profit before tax                       8,482              7,048     10,438       9,894      8,856 *    7,129    5,608

Fixed Charges
Debt interest                                      619                846      1,052       1,095        756        529      555
Capital lease interest                             189                201        274         279        266        268      229
Capitalized interest                                98                 70        130          93         57         41       33
Interest component of rent                         709                590        834         714        458        523      477
Total fixed expense                              1,615              1,707      2,290       2,181      1,537      1,361    1,294

Profit before taxes and fixed
   expenses                                     10,097              8,755     12,728      12,075     10,393      8,490    6,902

Fixed charge coverage                             6.25               5.13       5.56        5.54       6.76       6.24     5.33
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* Does not include the cumulative effect of accounting change recorded by the
Company in Fiscal 2000.